Exhibit 10.1

AMENDMENT NO. 1

TO EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Exclusive License Agreement, dated July 27, 2017 (the “Agreement”), between TESARO, Inc. (“TESARO”) and Millennium Pharmaceuticals, Inc., a wholly-owned subsidiary of Takeda Pharmaceutical Company Ltd. (“Licensee”), is entered into as of July 16, 2018 (“Amendment Effective Date”).  TESARO and Licensee are sometimes referred to herein individually as a “Party” and together as the “Parties”.  Capitalized terms used but not otherwise defined in this Amendment shall have the same meaning as set forth in the Agreement.

WHEREAS, the Parties desire to amend the Agreement to expand the Licensed Territory on a limited basis to enable Licensee to make initial regulatory filings in the newly added countries pending the Parties mutual agreement on Licensee’s support for TESARO’s obligations under the Janssen Agreement; and

WHEREAS, the Parties wish to negotiate in good faith the process and conditions according to which Licensee will support TESARO to comply with its obligations under the Janssen Agreement in any country or jurisdiction of the Licensed Territory (other than Japan) (the “Janssen Shared Countries”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual convenants herein contained, the Parties hereby agree as follows:

1.Amendments to the Agreement.  The Parties agree that, effective as of the Effective Amendment Date, the Agreement is amended as follows:

a.Expansion of Licensed Territory.  Sections 1.46 and 1.49 of the Agreement are replaced in their entirety with the following:

“Section 1.41a‘Janssen’s Field’ means the diagnosis, treatment or prevention of prostate cancer in humans.”

“Section 1.46‘Licensed Field’ means (a) in Japan, the treatment, diagnosis and prevention of any disease or conditions in humans, and (b) in the remaining countries of the Licensed Territory other than Japan, the treatment, diagnosis and prevention of any disease or conditions in humans, other than the treatment, diagnosis and prevention of prostate cancer.”

“Section 1.49‘Licensed Territory’ means (a) Japan, South Korea, Taiwan, Russia, Australia, (b) Armenia, Belarus, Kazakhstan and Kyrgyzstan (the “Regulatory Only Countries”), provided that Licensee shall not have any Commercialization rights and obligations in respect of the Regulatory Only Countries unless and until the Parties reach mutual agreement on Licensee’s support for TESARO’s compliance with its obligations under the Janssen Agreement in the Janssen Shared Countries in accordance with Section 6.6.1a, and (c) such additional countries as may from time to time be added upon mutual written agreement of the Parties.”

For any avoidance of doubt and solely for the purpose of applying this Amendment, if and to the extent applicable to any and all provisions contained in the Agreement, the “Effective Date” therein shall read the “Amendment Effective Date”.

b.Janssen Agreement. A new Section 6.6.1a shall be added to the Agreement as follows:

“Licensee is informed with respect to certain of TESARO`s obligations under the Janssen Agreement (a true and correct copy of which (other than certain redacted financial terms) has been provided by TESARO to Licensee), particularly concerning TESARO`s obligations for:  (i) regulatory activities related to Janssen’s prostate filings in accordance with Section 5.3 of the Janssen Agreement: (ii) distribution and supply activities in accordance with Section 6.2 of the Janssen Agreement; and (iii) revenue allocation related to prostate and non-prostate sale in accordance with Section 8.3 of the Janssen Agreement. TESARO and Licensee agree to continue negotiations in good faith with the aim to agree and define the process and conditions according to which Licensee will support TESARO to comply with its obligations under the Janssen Agreement, including the aforementioned sections. For the avoidance of doubt, unless and until the Parties reach such mutual agreement, Licensee shall not have any Commercialization rights or obligations in any of the Regulatory Only Countries, other than as set forth in the Agreement as amended by this Amendment No. 1.”

2.Miscellaneous.  Except as modified in this Amendment, the remainder of the Agreement shall remain in full force and effect.  Section 10.4 (Arbitration) and Section 10.8 (Governing Law) shall apply mutatis mutandis to this Amendment. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.  Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the originals graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures, and shall be deemed original signatures by both Parties.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

TESARO, INC.		MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Mary Lynne Hedley	By:	/s/ Christophe Bianchi
	(duly authorized signatory)		(duly authorized signatory)

	Mary Lynne Hedley		Christophe Bianchi

	President & Chief Operating Officer		President, Global Oncology Business Unit